Sub Item 77Q1 (e)


Advisory Agreements on behalf of the each of the Loomis Sayles High Income Fund, Loomis Sayles Limited Term U.S. Government Fund, Loomis Sayles Strategic Income Fund, Loomis Sayles Municipal Income Fund and Loomis Sayles Tax Managed Equity Fund are hereby incorporated by reference to Post Effective Amendment No. 35 filed on November 28, 2003.